UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 18, 2005


                               SUNSET BRANDS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Nevada                        000-51162                91-2007330
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(State or other jurisdiction           (Commission              (IRS Employer
       of incorporation)               File Number)          Identification No.)


10990 Wilshire Boulevard, Suite 1220, Los Angeles, CA                 90024
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    (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (310) 478-4600
                                                           --------------


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

         Acquisition Agreement and Plan of Merger
         ----------------------------------------

         On February 18, 2005, Sunset Brands, Inc. (the "Company") announced that it had entered an Acquisition Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, IBF Fund Liquidating, LLC, a Delaware limited liability company ("IBF"), U.S. Mills, Inc., a Delaware corporation ("USM"), USM Acquisition Sub, Inc. (the "Merger Sub"), a newly formed Delaware corporation and wholly-owned subsidiary of the Company.

         Pursuant to the terms of the Merger Agreement, the Merger Sub will merge with and into USM, with USM continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the "Merger").

         At the effective time and as a result of the Merger, the outstanding shares of the capital stock of USM shall be cancelled and the holders of the outstanding capital stock of USM shall receive, in the aggregate, the following consideration (the "Merger Consideration"): (i) $17,000,000 in cash less any cash used to repay outstanding indebtedness for borrowed money including debt to IBF and its affiliates, and (ii) the number of Units having an aggregate value equal to $3,000,000. The term "Units" refers to shares of the Company's Series B Preferred Stock and warrants to purchase shares of the Company's common stock that are expected to offered and sold by the Company to third-party financing sources prior to or simultaneously with the closing of the merger (the "Series B Financing"). The Units issued to the former shareholders of USM shall be valued at the price at which the Units are sold pursuant to the Series B Financing; provided, however, that in no event shall the aggregate liquidation preference of the shares of Series B Preferred Stock issued to the former shareholders of USM at the closing of the Merger (the "Merger Shares") be less than $3,000,000. In the event the aggregate liquidation preference and, if applicable, redemption price, of the Merger Shares is less than $3,000,000, the number of Merger Shares to be issued at closing shall be increased so that the aggregate liquidation preference and, if applicable, the redemption price of the Merger Shares at closing equals $3,000,000

         The total Merger Consideration is subject to adjustment, upwards or downwards dollar for dollar by the amount (the "Working Capital Adjustment") if any, that USM's working capital as of the closing of the Merger is greater than or less than a deficit of $750,000; provided, that any upward adjustment in the Merger Consideration is limited to $500,000 and shall be paid through the issuance of additional Units. In addition, in the event that 2004 audited earnings before interest, taxes, depreciation and amortization ("EBITDA") of USM is below $2,044,000, the aggregate Merger Consideration shall be reduced by (i) the amount by which the 2004 Audited EBITDA is below $2,044,000 multiplied by
(ii) ten.

         At the closing, a total of $1,300,000 in cash and Units having an aggregate value of $1,200,000 shall be withheld from the amount payable to the shareholders of USM and shall be delivered to a third-party escrow agent to be held in escrow in order to secure (i) payment of any Working Capital Adjustment and (ii) payment of the indemnification obligations of selling parties pursuant to Article VII of the Merger Agreement. The amounts held in escrow shall be retained by the escrow agent until the second business day following the twelve month anniversary of the closing of the Merger, unless earlier released in payment of Working Capital Adjustments, if any, or otherwise in accordance with the terms of the Merger Agreement; provided, however, that upon determination of the final Working Capital Adjustment, all but $300,000 of the cash in the escrow account shall be released, leaving no more than $1,500,000 in escrow ($1,200,000 of Units and $300,000 in cash) to cover any indemnification claims made by the Company.

         USM and the Company have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by USM (i) to conduct its businesses in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger, and (ii) not to engage in certain kinds of transactions during such period. In addition, USM made certain additional customary covenants, including among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.

         Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of USM's capital stock, (ii) to the extent required under applicable law, approval of holders of the Company's capital stock, (ii) absence of any law or order prohibiting the closing, (iii) subject to certain exceptions, the accuracy of representations and warranties, and (iv) the absence of any material adverse change in USM's business and (v) the delivery of customary opinions and closing documentation. In addition, the closing is conditioned upon cancellation of any indebtedness of USM for borrowed money in excess of $17,000,000, and the entry of a final, non-appealable order of the United States Bankruptcy Court for the Southern District of New York approving the execution and delivery of the Merger Agreement by IBF and the transactions contemplated thereby.

         Within five business days of the execution of the Merger Agreement, the Company is required to deliver into escrow $500,000 in cash and 500,000 shares of the Company's common stock (the "Deposit"). The Merger Agreement contains certain termination rights for both USM and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, USM may be required to pay a termination fee of $500,000. In addition, in the event all other conditions to closing to be satisfied by IBF or USM have been satisfied and the Company fails to close due to a failure of the Company to have sufficient cash or other financing in place to close, the Company may be required to forfeit the Deposit to USM.

         The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

         Investor Rights Agreement
         -------------------------

         As a condition to the closing of the Merger, the Company and the shareholders of USM who receive merger consideration (the "Purchasers") shall enter into an Investor Rights Agreement. Pursuant to the Investor Rights Agreement, the Company shall provide certain registration rights to the holders of the Units issued to the shareholders of USM in connection with the Merger (or shares of Company common stock issuable upon exercise or conversion of the Series B Preferred Stock and warrants underlying the Units). In addition, the Purchasers shall agree to certain restrictions on transfer and sale of the Series B Preferred Stock and Warrants included in the Units issued in connection with the merger for a period of three years following the closing date; provided, however, that such restrictions shall not apply to sales of common stock underlying the Units made after the earlier of (i) one year following the effective date of the registration statement registering the common stock for resale, or (ii) 15 months following the closing of the Merger; provided, however, certain trading price and average daily volume thresholds must be met prior to any such sales.

         Further, the Investor Rights Agreement provides for the repurchase by the Company of the Series B Preferred Stock and cancellation of all or part of the warrants in certain circumstances. Specifically, the Company may, directly or through a designee, repurchase from the Purchaser the shares of Series B Preferred Stock issued in connection with the Merger at any time and must repurchase any such shares of Series B Preferred Stock on the third anniversary of the closing of the Merger, The repurchase price for all Series B Preferred Stock issued to Purchasers in the Merger will be $3,000,000 plus any accrued dividends. In the event the Company does not repurchase the Series B Preferred Stock prior to the first anniversary of the closing date, the Company shall be required to pay premiums (the "Repurchase Premiums"), payable either in cash or in additional shares of Series B Preferred Stock, which Repurchase Premiums shall accrue on a quarterly basis and shall be at a rate so that the annual dividend rate payable on the Series B Preferred Stock when added to the annual Repurchase Premium equals 8%, 14% and 20% in years one, two and three, respectively.

         In addition, the Investor Rights Agreement provides that a portion of the warrants issued to the Purchaser as part of the merger consideration will vest over three years following closing and with the unvested portion being cancelled upon the repurchase, conversion or sale of the shares of Series B Preferred Stock prior to the third anniversary of the closing date.

         Employment Agreements
         ---------------------

         The Company anticipates that following the closing of the merger, Charles Verde and Cynthia Davis shall continue as President and Executive Vice President, respectively, of USM and that each of them shall enter into employment agreements with USM effective as of the closing.

Item 9.01.  Financial Statements and Exhibits.
----------------------------------------------

         (c) Exhibits

         The following exhibit is filed as part of this report:

2.1 Acquisition Agreement and Plan of Merger, dated as of February 18, 2005, by and among the Company, IBF Fund Liquidating, LLC, a Delaware limited liability company, U.S. Mills, Inc., a Delaware corporation, USM Acquisition Sub, Inc., a Delaware corporation

2.2 Form of Investor Rights Agreement to be executed at closing between the Company and certain holders of USM capital stock at the time of closing

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SUNSET BRANDS, INC.


Date: February 24, 2005           By: /s/ TODD SANDERS
                                     -----------------------------------------
                                      Todd Sanders, CEO and President

                                  By: /s/ STEPHEN RADUSCH
                                     -----------------------------------------
                                      Stephen Radusch, Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
-----------       -----------

2.1 Acquisition Agreement and Plan of Merger, dated as of February 18, 2005, by and among the Company, IBF Fund Liquidating, LLC, a Delaware limited liability company, U.S. Mills, Inc., a Delaware corporation, USM Acquisition Sub, Inc., a Delaware corporation

2.2 Form Investor Rights Agreement to be executed at closing between the Company and certain holders of USM capital stock at the time of closing